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                                                                       EXHIBIT 1



                               CONSENT TO JOINT FILING


    The Micky Arison 1995 Air Holding Trust, JMD Delaware, Inc., James M. Dubin and Micky Arison hereby consent to the joint filing of this Schedule 13D with respect to the common stock of Pan Am Corporation and agree that this Schedule 13D is filed on behalf of each of them.


                                        THE MICKY ARISON 1995 AIR
                                        HOLDING TRUST

                                        By: JMD Delaware, Inc.


DATED:  October 6, 1997                 By: /s/ James M. Dubin
                                           ------------------------------------
                                           Name: James M. Dubin
                                           Title: Chairman, President and Trust
                                                  Officer


                                        JMD DELAWARE, INC.


                                        By: /s/ James M. Dubin
                                           ------------------------------------
                                           Name: James M. Dubin
                                           Title: Chairman, President and Trust
                                                  Officer


                                        /s/ James M. Dubin
                                        ---------------------------------------
                                        James M. Dubin


                                        /s/ Micky Arison
                                        ---------------------------------------
                                        Micky Arison